Exhibit 99.1

Medallia Reports Record Second Quarter Fiscal 2021 Revenue

  Q2 Subscription Revenue of $92.8 Million, Up 25% Year-over-Year
  Q2 Total Revenue of $115.5 Million, Up 21% Year-over-Year

SAN FRANCISCO--(BUSINESS WIRE)--September 3, 2020--Medallia, Inc. (NYSE: MDLA), the global leader in experience management, today announced financial results for the quarter ended July 31, 2020.

“We posted strong second quarter results, with record subscription and total quarterly revenue,” noted Leslie Stretch, president and chief executive officer of Medallia. “We posted a record number of go-lives during the quarter. We expanded our offerings in telehealth, public sector and our new economy offerings such as real-time customer alerts, contact-less interactions and digital expansions.”

“The global acceleration of digital transformation has brought customer experience to the forefront and has heightened the need for customer intelligence. The intelligence of Medallia’s AI and machine learning platform drives real-time insight into customer behavior, drives customer retention and enhances ROI,” concluded Stretch.

Financial Highlights for the Second Quarter of Fiscal 2021

  Total revenue for the quarter was $115.5 million, an increase of 21% from the same period last year. Subscription revenue was $92.8 million, an increase of 25% from the same period last year.
  Loss from operations for the quarter was $34.5 million, compared to loss from operations of $38.5 million in the same period last year. Non-GAAP income from operations for the second quarter was $2.5 million, compared to a loss of $2.4 million in the same period last year.
  Net loss for the quarter was $35.2 million, or ($0.25) per share, basic and diluted, compared to net loss of $38.3 million, or ($0.87) per share, basic and diluted, in the same period last year. Non-GAAP net income was $1.0 million, or $0.01 per share, diluted, compared to a non-GAAP net loss of $2.6 million, or ($0.06) per share, basic and diluted, in the same period last year.
  Cash, cash equivalents and marketable securities were $347.5 million as of July 31, 2020.

For information regarding the non-GAAP financial measures discussed in this press release, please see the section titled “Non-GAAP Financial Measures.” Reconciliations between GAAP and non-GAAP financial measures are provided in the tables of this press release.

Recent Company Highlights

  Recent wins include: 100%Open, Ace Hardware, Adelaide Brighton, Banco BPM, Brightstar Corp, Cognex, Commercetools, Coupa, Dasher Technologies, Economical Mutual Insurance Company, Epredia, Hong Kong Express Airways, Idaho Board of Dentistry, MavenLink, Mitek Systems, the Public Sector Commission in Western Australia, UAB Health System, U.S. Department of Health & Human Services, Qual Street, University of Sydney and Xsolis.
  Partnered with Adobe to deliver a complete view of the end-to-end customer experience journey.
  Launched Medallia Total Healthcare Experience, including the Consumer Assessment of Healthcare Providers and Systems (CAHPS and HCAHPS) in partnership with Ipsos.
  Introduced Telemedicine suite streamlining telehealth and optimizing patient experience.
  Achieved HIPAA compliance for Medallia Zingle.
  Launched Medallia Speech, bringing world leading speech analytics to Medallia Experience Cloud.
  Introduced Service Experience Quickstart for ServiceNow.
  Opened a Singapore data center to support customer growth.
  Appointed James D. White, a seasoned business leader, to its board of directors.

Financial Outlook

Medallia is providing the following guidance for the third quarter ending October 31, 2020.

  Subscription revenue in the range of $94.6 million to $95.6 million.
  Total revenue in the range of $115.6 million to $117.6 million.
  GAAP loss from operations in the range of $34.8 million to $29.3 million.
  Non-GAAP income from operations in the range of $200,000 to $700,000.

Conference Call

Medallia will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) today to discuss the second quarter of fiscal 2021 and our outlook for the third quarter of fiscal 2021. The conference call will be available via live webcast and replay at the Investor Relations section of Medallia’s website: https://investor.medallia.com/events-and-presentations/default.aspx.

About Medallia

Medallia (NYSE: MDLA) is the pioneer and market leader in Experience Management. Medallia’s award-winning SaaS platform, the Medallia Experience Cloud, leads the market in the understanding and management of experience for customers, employees and citizens. Medallia captures experience signals created on daily journeys in person, on calls and digital channels, over video and social media and IoT interactions and applies proprietary AI technology to reveal personalized and predictive insights that can drive action with tremendous business results. Using Medallia Experience Cloud, customers can reduce churn, turn detractors into promoters and buyers, create in-the-moment cross-sell and up-sell opportunities and drive revenue-impacting business decisions, providing clear and potent returns on investment.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP subscription revenue gross profit and gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends and in comparing our financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Medallia’s financial information in its entirety and not rely on a single financial measure.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

Employer payroll tax related to stock-based compensation. We exclude cash expenses for employer payroll taxes related to stock-based compensation, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of exercise or vesting, which may vary from period to period independent of the operating performance of our business.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Acquisition-related costs. We exclude costs related to acquisitions from our non-GAAP financial measures. These costs include legal and transactional costs associated with acquisition activities.

Restructuring and other. We exclude restructuring and other from certain of our non-GAAP financial measures. Restructuring and other primarily consists of lease exit costs related to our office facilities.

Income tax benefits. We exclude tax benefits related to acquisitions from our non-GAAP financial measures. These tax benefits realized consist of the change in the valuation allowance resulting from acquisitions. In addition, we exclude tax benefits related to our stock option exercise deductions.

Non-GAAP Supplemental Financial Information

Subscription billings: We define subscription billings, a non-GAAP financial measure, as total subscription revenue plus the change in subscription deferred revenue and contract assets, excluding acquired contract assets.

Note on Forward-Looking Statements

The forward-looking statements included in this press release and in the accompanying conference call, including for example, the quotations of management, the statements under the heading “Financial Outlook” above, the information provided in the “Financial Outlook” section of the tables below, strategies, discussion of our commercial prospects, partnerships, estimates of future revenues, operating income/loss and expenses, stock-based compensation expense and related employer payroll tax expense, amortization of acquired intangible assets, acquisitions and acquisition-related costs, restructuring and other expenses, and income tax benefits reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions including from an economic downturn or recession in the United States or in other countries around the world, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, including as a result of the COVID-19 pandemic and related public health measures, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, developments in and the duration of the COVID-19 pandemic and the resulting impact on our business and operations, and the business of our customers and partners, including the economic impact of safety measures to mitigate the impacts of COVID-19, our potential inability to manage effectively any growth we experience, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, changes in staffing levels, and other risks detailed in registration statements and periodic reports we filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the SEC on March 19, 2020 and our Quarterly Report on Form 10-Q filed with the SEC on June 9, 2020, which may be obtained on the Investor Relations section of Medallia’s website (https://investor.medallia.com/financials/sec-filings/default.aspx). Additionally, these forward-looking statements involve risk, uncertainties, and assumptions, including those related to the impacts of COVID-19 on our business and global economic conditions. Many of these assumptions relate to matters that are beyond our control and are changing rapidly, including, but not limited to, the timeframes for and severity of social distancing and other mitigation requirements, the impact of COVID-19 on our customers’ purchasing decisions and the length of our sales cycles, particularly for customers in certain industries highly affected by COVID-19. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. All forward-looking statements in this press release are based on information available to us as of the date hereof. We undertake no obligation, and do not intend, to update the information contained in this press release or the accompanying conference call, except as required by law.

© 2020 Medallia, Inc. All rights reserved. Medallia®, the Medallia logo, and the names and marks associated with Medallia’s products are trademarks of Medallia. All other trademarks are the property of their respective owners.

Medallia, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$225,782	$226,866
Marketable securities	121,741	116,833
Trade and other receivables, net of allowance for doubtful accounts of $3,173 and $982 as of July 31, 2020 and January 31, 2020, respectively	85,767	150,661
Deferred commissions, current	25,425	22,455
Prepaid expenses and other current assets	24,500	22,492
Total current assets	483,215	539,307
Property and equipment, net	38,717	34,879
Deferred commissions, noncurrent	56,120	51,540
Intangible assets, net	35,937	21,306
Goodwill	143,462	79,324
Other noncurrent assets	9,680	5,293
Total assets	$767,131	$731,649
Liabilities, and stockholders’ equity
Current liabilities:
Accounts payable	$1,879	$3,608
Accrued expenses and other current liabilities	27,415	20,268
Accrued compensation	31,922	37,160
Revolving line of credit	43,000	—
Deferred revenue, current	206,806	263,115
Total current liabilities	311,022	324,151
Deferred revenue, noncurrent	1,051	1,407
Deferred rent, noncurrent	5,173	2,799
Other liabilities	13,782	5,496
Total liabilities	331,028	333,853
Stockholders’ equity:
Common stock	142	132
Additional paid-in capital	986,232	878,843
Accumulated other comprehensive loss	(1,571)	(206)
Accumulated deficit	(548,700)	(480,973)
Total stockholders’ equity	436,103	397,796
Total liabilities and stockholders’ equity	$767,131	$731,649

Medallia, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019

Revenue:
Subscription	$92,831	$74,547	$181,823	$146,259
Professional services	22,694	21,123	46,393	43,030
Total revenue	115,525	95,670	228,216	189,289
Cost of revenue:
Subscription	19,130	14,699	36,474	28,160
Professional services	22,042	20,184	44,261	39,318
Total cost of revenue	41,172	34,883	80,735	67,478
Gross profit	74,353	60,787	147,481	121,811
Operating expenses:
Research and development	27,790	22,693	60,169	42,309
Sales and marketing	51,942	46,470	103,957	80,085
General and administrative	29,137	30,076	50,635	39,914
Total operating expenses	108,869	99,239	214,761	162,308
Loss from operations	(34,516)	(38,452)	(67,280)	(40,497)
Interest income and other income (expense), net	(448)	431	(273)	573
Loss before provision for income taxes	(34,964)	(38,021)	(67,553)	(39,924)
Provision for income taxes	234	263	174	919
Net loss	$(35,198)	$(38,284)	$(67,727)	$(40,843)
Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.87)	$(0.49)	$(1.10)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	142,479	43,986	139,272	37,248

GAAP to Non-GAAP Reconciliations

GAAP to Non-GAAP adjustments include stock-based compensation expense and related employer payroll tax expense, amortization of acquired intangible assets, acquisition-related costs, restructuring and other, and income tax benefits as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Cost of revenue:
Subscription	$2,411	$1,192	$4,372	$1,521
Professional services	2,825	2,690	5,706	3,247
Operating expenses:
Research and development	5,101	3,658	17,412	5,241
Sales and marketing	10,002	8,477	20,538	9,976
General and administrative	16,673	20,071	25,266	20,146
Income tax benefits	(775)	(416)	(1,471)	(416)
Total	$36,237	$35,672	$71,823	$39,715

Medallia, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2020	2019
Operating activities
Net loss	$(67,727)	$(40,843)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,790	6,718
Amortization of deferred commissions	12,433	8,687
Stock-based compensation expense	56,438	43,141
Impairment (gain) on property and equipment, and lease termination	—	(13,783)
Lease exit costs	7,634	—
Other	1,813	(560)
Changes in assets and liabilities:
Trade and other receivables	63,310	50,224
Deferred commissions	(19,983)	(15,785)
Prepaid expenses and other current assets	(2,214)	(7,405)
Other noncurrent assets	(1,404)	(36)
Accounts payable	(2,912)	1,832
Deferred revenue	(57,766)	(39,198)
Accrued expenses and other current liabilities	(4,295)	4,245
Other noncurrent liabilities	6,574	121
Net cash provided by (used in) operating activities	3,691	(2,642)
Investing activities
Purchases of property, equipment and other	(9,774)	(5,234)
Purchase of marketable securities	(139,196)	(76,122)
Maturities of marketable securities	133,473	23,125
Proceeds from sale of marketable securities	1,100	511
Acquisitions, net of cash acquired	(80,372)	(19,540)
Net cash used in investing activities	(94,769)	(77,260)
Financing activities
Proceeds from initial public offering net of issuance costs, underwriters discounts and commissions, and concurrent private placement	—	320,392
Proceeds from Series F convertible preferred stock, net of issuance costs	—	69,848
Proceeds from revolving line of credit	43,000	—
Proceeds from exercise of stock options	41,032	13,018
Proceeds from share purchase plan	10,267	—
Principal payments on capital leases	(2,117)	(1,469)
Repayment of debt assumed in acquisitions and other	(2,139)	(2,297)
Net cash provided by financing activities	90,043	399,492
Effect of exchange rate changes on cash and cash equivalents	(49)	(47)
Net (decrease) increase in cash and cash equivalents	(1,084)	319,543
Cash and cash equivalents at beginning of period	226,866	44,876
Cash and cash equivalents at end of period	$225,782	$364,419

Medallia, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Non-GAAP gross profit reconciliation:

GAAP gross profit	$74,353	$60,787	$147,481	$121,811
GAAP gross margin	64%	64%	65%	64%
Add:
Stock-based compensation	3,665	3,559	7,258	4,403
Employer payroll tax expense related to stock-based compensation	163	—	420	—
Amortization of acquired intangible assets	1,408	323	2,400	365
Non-GAAP gross profit	$79,589	$64,669	$157,559	$126,579
Non- GAAP gross margin	69%	68%	69%	67%

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Non-GAAP subscription revenue gross profit reconciliation:
GAAP subscription revenue gross profit	$73,701	$59,848	$145,349	$118,099
GAAP subscription revenue gross margin	79%	80%	80%	81%
Add:
Stock-based compensation	946	869	1,855	1,156
Employer payroll tax expense related to stock-based compensation	57	—	117	—
Amortization of acquired intangible assets	1,408	323	2,400	365
Non-GAAP subscription revenue gross profit	$76,112	$61,040	$149,721	$119,620
Non-GAAP subscription revenue gross margin	82%	82%	82%	82%

Medallia, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Non-GAAP operating expense reconciliation:
GAAP operating expenses	$108,869	$99,239	$214,761	$162,308
GAAP operating expenses, as a % of total revenue	94%	104%	94%	86%
Add (subtract):
Stock-based compensation	(20,969)	(31,620)	(49,180)	(38,738)
Employer payroll tax expense related to stock-based compensation	(1,606)	—	(3,565)	—
Amortization of acquired intangible assets	(688)	(2)	(1,107)	(2)
Acquisition-related costs	(797)	(584)	(1,648)	(676)
Restructuring and other	(7,716)	—	(7,716)	4,053
Non-GAAP operating expenses	$77,093	$67,033	$151,545	$126,945
Non-GAAP operating expenses, as a % of total revenue	67%	70%	66%	67%
	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Non-GAAP income (loss) from operations reconciliation:
GAAP loss from operations	$(34,516)	$(38,452)	$(67,280)	$(40,497)
GAAP loss from operations, as a % of total revenue	(30)%	(40)%	(29)%	(21)%
Add (subtract):
Stock-based compensation	24,634	35,179	56,438	43,141
Employer payroll tax expense related to stock-based compensation	1,769	—	3,985	—
Amortization of acquired intangible assets	2,096	325	3,507	367
Acquisition-related costs	797	584	1,648	676
Restructuring and other	7,716	—	7,716	(4,053)
Non-GAAP income (loss) from operations	$2,496	$(2,364)	$6,014	$(366)
Non-GAAP income (loss) from operations, as a % of total revenue	2%	(2)%	3%	—%

Medallia, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Non-GAAP net loss reconciliation:
GAAP net loss	$(35,198)	$(38,284)	$(67,727)	$(40,843)
GAAP net loss as a % of total revenue	(30)%	(40)%	(30)%	(22)%
Add (subtract):
Stock-based compensation	24,634	35,179	56,438	43,141
Employer payroll tax expense related to stock-based compensation	1,769	—	3,985	—
Amortization of acquired intangible assets	2,096	325	3,507	367
Acquisition-related costs	797	584	1,648	676
Restructuring and other	7,716	—	7,716	(4,053)
Income tax benefits	(775)	(416)	(1,471)	(416)
Non-GAAP net income (loss)	$1,039	$(2,612)	$4,096	$(1,128)
Non-GAAP net income (loss) as a % of total revenue	1%	(3)%	2%	(1)%

Weighted average shares - basic	142,479	43,986	139,272	37,248
Weighted average shares - diluted	173,335	43,986	171,498	37,248

Medallia, Inc.
Non-GAAP Supplemental Financial Information
(in thousands, except percentages)
(unaudited)

	Trailing Twelve Months Ended July 31,
Subscription Billings	2020	2019
Subscription revenue	$347,731	$277,374

Increase in subscription deferred revenue	34,450	36,332
(Increase) decrease in contract assets	(2,448)	3,442
Subscription billings	$379,733	$317,148

Subscription billings growth rate	20%	33%

Medallia, Inc.
Financial Outlook
(in thousands, except percentages)
(unaudited)

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the Company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the Company assumes no obligation to update.

REVENUE GUIDANCE

	Three Months Ended October 31, 2020
	Low	High
Subscription revenue	$94,600	$95,600
Total revenue	$115,600	$117,600

RECONCILIATION OF GAAP TO NON-GAAP FORWARD LOOKING GUIDANCE MEASURES

	Three Months Ended October 31, 2020
	Low	High
GAAP loss from operations	$(34,800)	$(29,300)

Stock-based compensation	26,500	24,500
Employer payroll tax expense related to stock-based compensation	2,000	1,000
Amortization of acquired intangible assets	3,800	3,300
Acquisition-related costs	2,000	1,000
Restructuring and other	700	200
Non-GAAP income from operations	$200	$700

Contacts

Investor Relations
Carolyn Bass
ir@medallia.com

PR Contact:
Valerie Beaudett
press@medallia.com
+1 (650) 400-7833